EXHIBIT 10.69

AMENDMENT NO. 4 TO
NOTES PURCHASE AGREEMENT

This Amendment No. 4 to Notes Purchase Agreement (this “Amendment”) is entered into on this 17th day of December, 2009, by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Issuer”), and China Gold, LLC, a Kansas limited liability company, its successors and assigns (together with its successors and assigns “Purchaser”), to amend, as hereinafter set forth, the terms of that certain Notes Purchase Agreement dated April 10, 2007 by and between Issuer and Purchaser, as previously amended on June 19, 2007, November 10, 2008 and December 22, 2008 (as amended, the “Purchase Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings as defined in the Purchase Agreement.

A.           Issuer and Purchaser entered into the Purchase Agreement on April 10, 2007, which contemplated the initial sale by Issuer, and purchase by Purchaser, of an aggregate minimum of $12,000,000 and an aggregate maximum of $25,000,000 in convertible notes of Issuer within 12 months of the Initial Closing Date.  Pursuant to the Purchase Agreement, on April 10, 2007, Issuer sold, and Purchaser purchased, that certain Convertible Note in the amount of $3,000,000 (“Note 1”).  On May 7, 2007, Issuer sold, and Purchaser purchased, that certain Convertible Note in the amount of $2,000,000 (“Note 2”).  On June 19, 2007, Issuer sold and Purchaser purchased that certain Convertible Note in the aggregate amount of $4,000,000 (“Note 3”).  On July 9, 2007, Issuer sold, and Purchaser purchased, that certain Convertible Note in the amount of $800,000 (“Note 4”; collectively with Note 1, Note 2 and Note 3, the “Prior Notes”).

B.           To secure its obligations under the Prior Notes, Issuer entered into a Security Agreement with Purchaser dated June 19, 2007 (the “Security Agreement”), whereby Issuer granted Purchaser a security interest in all of the assets acquired by Issuer from the use of the proceeds from the sale of the Prior Notes.  Pursuant to the Purchase Agreement and Security Agreement, Issuer and certain of its subsidiaries further entered into the following agreements with Purchaser relating to such security:  (i) that certain Pledge Agreement dated as of April 10, 2007 by and between Purchaser and Issuer, as amended pursuant to that certain Amended and Restated Pledge Agreement dated February 7, 2008 by and between Purchaser and Issuer (as amended, the “Pledge Agreement”); (ii) that certain Guaranty dated April 10, 2007 (the “Wits-China Guaranty”) of Wits-China Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of Issuer (“Wits-China”); (iii) that certain Guaranty dated February 7, 2008 (the “Wits BVI Guaranty”) of Wits Basin (BVI) Ltd. (f/k/a China Global Mining Resources Limited), a British Virgin Islands corporation (registered number 1386052) and wholly owned subsidiary of Issuer (“Wits BVI”); (iv) that certain Guaranty dated February 7, 2008 (the “HK Guaranty”) of China Global Mining Resources Limited, a Hong Kong corporation and wholly owned subsidiary of Issuer (“CGMR HK”); (v) that certain Subsidiary Security Agreement dated February 7, 2008 by and between Wits-China and Purchaser (the “Wits-China Subsidiary Security Agreement”); (vi) that certain Subsidiary Security Agreement dated February 7, 2008 by and between Wits BVI and Purchaser (the “Wits BVI Subsidiary Security Agreement”); and (vii) that certain Subsidiary Security Agreement dated February 7, 2008 by and between CGMR HK and Purchaser (the “HK Subsidiary Security Agreement”).  Collectively, the Security Agreement, Pledge Agreement, Wits-China Guaranty, Wits BVI Guaranty, HK Guaranty, Wits-China Subsidiary Security Agreement, Wits BVI Subsidiary Security Agreement and HK Subsidiary Security Agreement are referred to herein as the “Security Documents.”

C.           On November 10, 2008, Issuer and Purchaser cancelled the Prior Notes and Issuer issued Purchaser an Amended and Restated Promissory Note in the aggregate principal amount of $9,800,000 (the “Amended and Restated Note”), which, amongst other amendments to the terms of the Prior Notes, terminated the conversion feature of the Prior Notes and terminated certain Purchase Rights (as defined in the Purchase Agreement) provided to Purchaser.  In consideration thereof, Issuer issued Purchaser a five-year warrant to purchase up to 38,200,000 shares of the Issuer’s common stock, par value $0.01 per share, at an exercise price of $0.15 per share (the “First Warrant”).

D.           On October 28, 2008, Purchaser loaned Issuer an additional $441,000 pursuant to the terms of that certain Promissory Note dated October 28, 2008 of Issuer in favor of Purchaser (the “Additional Note”), the payment obligations of which are secured by the Security Documents.  In consideration of the Additional Note, Issuer issued Purchaser a five-year warrant to purchase up to 882,000 shares of Issuer’s common stock at an exercise price of $0.11 per share (the “Second Warrant”; and collectively with the First Warrant, the “Warrants”).

E.           In March 2009, Issuer entered into a joint venture transaction (the “JV Transaction”) with London Mining Plc (“London Mining”), whereby London Mining and Issuer formed a joint venture entity in the British Virgin Islands entitled China Global Mining Resources (BVI) Limited (registered number 1513743) (“CGMR BVI”) to acquire and operate certain mining properties in the People’s Republic of China (the “PRC Properties”) pursuant to certain rights to acquire the PRC Properties held by the Issuer through certain of its subsidiaries (the “Rights”).  Such Rights were subject to the security interest of Purchaser under the terms of the Original Security Agreement.

F.           To enable Issuer to complete the JV Transaction, on December 22, 2008, Issuer and Purchaser entered into Amendment No. 3 to the Purchase Agreement (“Amendment No. 3”), pursuant to which (i) Issuer and Purchaser cancelled the Amended and Restated Note and the Additional Note, and issued in replacement thereof a Second Amended and Restated Note in the aggregate principal amount of $10,241,000, with accrued and unpaid interest of $179,693.45 thereon as of the date thereof (the “Second Amended Note”), and (ii) Issuer and Purchaser amended certain of the Security Documents to (A) release Purchaser’s security interest in the Rights, the PRC Properties and Issuer’s equity interest in CGMR HK, (B) release and terminate the HK Guaranty and the HK Subsidiary Security Agreement and (C) permit the transfer to CGMR BVI of the equity interests in CGMR HK.  Pursuant to Amendment No. 3, Purchaser and Issuer amended and superseded the terms of the Security Agreement pursuant to an Amended and Restated Security Agreement (the “Amended Security Agreement”) and the Amended and Restated Pledge Agreement pursuant to a Second Amended and Restated Pledge Agreement (the “Second Amended Pledge Agreement”).

G.           On March 17, 2009, contemporaneously with the closing of the JV Transaction, Issuer prepaid the Second Amended Note in the aggregate amount of $5,600,000.

H.           On April 20, 2009, Purchaser purchased from Platinum Long Term Growth V, LLC (“Platinum”) the rights of Platinum under (i) that certain Note and Warrant Purchase Agreement dated on or around February 11, 2008 by and between Issuer and Platinum (the “Platinum Purchase Agreement”), pursuant to which Issuer issued that certain 10% Senior Secured Convertible Promissory Note in the principal amount of $1,020,000 issued by Issuer in favor of Platinum on or around February 11, 2008 (the “Original Platinum Note”) and (ii) that certain 10% Senior Secured Convertible Promissory Note in the principal amount of $110,000 issued by Issuer in favor of Platinum on or around July 10, 2008 (collectively with the Original Platinum Note, the “Platinum Notes”).  The Issuer’s obligations under the Platinum Notes are secured pursuant to the terms of (i) that certain Security Agreement dated February 11, 2008 (the “Platinum Security Agreement”) by and between Purchaser (as a successor-in-interest to Platinum), Issuer, Hunter Bates Mining Corporation (“Hunter Bates”), as an additional debtor, and Gregory Gold Producers, Inc. (“Gregory Gold”), as an additional debtor, and (ii) that certain Amended and Restated Guaranty of Gregory Gold and Hunter Bates, each of which were wholly owned subsidiaries of Issuer at such time.  Pursuant to the acquisition of the Platinum Security Agreement, Purchaser obtained a security interest in all of Issuer’s assets with the exception of equity interests and assets held in CGMR BVI, Wits BVI and Wits-China Acquisition, a wholly owned subsidiary of Issuer, to the extent such entities or assets were located in or relate to China and were subject to a lien in favor of Purchaser pursuant to the Purchase Agreement and related security documents.

I.           On June 9, 2009, Purchaser loaned Issuer an additional $100,000 pursuant to the terms of the Second Amended Note.  On September 1, 2009, Purchaser loaned Issuer an additional $150,000 pursuant to terms of the Second Amended Note.  On November 10, 2009, Purchaser loaned Issuer an additional $150,000 pursuant to the terms of the Second Amended Note (the “Additional Loans”).

J.           On December 14, 2009, Issuer entered into a financing arrangement with Kenglo One, Ltd., a company incorporated under the laws of Jersey (“Kenglo”), whereby Issuer issued Kenglo a secured promissory note in the principal amount of US$5,000,000.  As a condition to the financing, Purchaser agreed to permit Issuer to grant Kenglo a security interest in certain assets of Debtors on a  pari passu basis with Purchaser.

K.          Issuer and Purchaser wish to amend the Purchase Agreement with this Amendment No. 4 to (i) consolidate the Second Amended Note and the Additional Loans into a Third Amended and Restated Note in the aggregate principal amount of $6,153,321.86, such amount including all accrued and unpaid interest on the Second Amended Note and the Additional Loans as of the date hereof and (ii) amend and modify the Security Documents to consolidate the security interests of Purchaser as held pursuant to the security agreements between Purchaser and Issuer and Issuer and Platinum.  Pursuant to the amendments, Purchaser has also agreed to release and terminate the Wits-China Subsidiary Security Agreement, Wits-China Guaranty, Wits BVI Subsidiary Security Agreement and the Wits-BVI Guaranty on the understanding that Wits-China and Wits BVI are not currently, nor are they contemplated to be, operating entities and thus Issuer intends to dissolve such entities.  As additional consideration for Purchaser’s agreement to enter into this Amendment No. 4, Issuer has agreed to reduce the exercise prices of the Warrants to $0.01 per share.

Now, Therefore, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Amendment to Notes.  As of the date hereof, Issuer and Purchaser hereby cancel the Second Amended Note and Additional Loans, and Issuer shall issue Purchaser a promissory note in the aggregate principal amount of $6,153,321.86 and having a maturity date of February 15, 2010, in the form attached as Exhibit A (the “Third Amended and Restated Note”).  Together with the execution and delivery of this Amendment, Purchaser has delivered to Issuer the original Second Amended Note marked “Cancelled,” and the Additional Loans shall be deemed satisfied in full.

2.           Amendment of Platinum Agreements.  As additional consideration for Issuer’s agreement to the terms hereof, Purchaser hereby agrees to (i) extend the maturity date applicable to the Platinum Notes to February 15, 2010, (ii) amend Issuer’s obligation under Section 3.15 of the Platinum Purchase Agreement with respect to reservation of shares for conversion of the Platinum Notes from 150% of the aggregate number of shares issuable upon conversion of the Platinum Notes to 100% of such maximum number, and (iii) amend the conversion feature of the Original Platinum Note to provide for a minimum Conversion Price (as defined in the Platinum Notes) of $0.01 per share.  Additionally, Purchaser hereby waives any rights to call such Platinum Notes into default solely based on Issuer’s failure to timely satisfy its payment obligations under the Platinum Notes as of the date hereof until February 15, 2010.

3.           Amendment to Security Agreement.  As of the date hereof, Purchaser and Issuer amend, restate and supersede in their entirety the terms of the Amended Security Agreement and Platinum Security Agreement into the form attached hereto as Exhibit B (the “Second Amended and Restated Security Agreement”).

4.           Amendment to Pledge Agreement.  As of the date hereof, Purchaser and Issuer amend, restate and supersede in their entirety the terms of the Second Amended and Restated Pledge Agreement into the form attached hereto as Exhibit C (the “Third Amended and Restated Pledge Agreement”).  Without limitation as to the terms of the Third Amended and Restated Pledge Agreement, Purchaser hereby agrees to release Issuer’s equity interest in Wits-China and Wits BVI to enable Issuer to dissolve such entities; provided that, in the event Issuer or any of its subsidiaries begins to operate or otherwise utilize such entities prior to dissolution, Issuer hereby covenants and agrees to pledge such equity interests to Purchaser on the terms previously pledged.

5.           Other Forms of Security.  Purchaser hereby agrees to release and terminate Wits-China and Wits BVI from their respective obligations under the Wits-China Guaranty, the Wits-China Subsidiary Security Agreement, the Wits BVI Guaranty and the Wits BVI Subsidiary Security Agreement; provided that, in the event Issuer or any of its subsidiaries begin to operate or otherwise utilize such entities prior to their dissolution, Issuer shall cause such entities to enter into a security agreement and guaranty on the terms set forth in the respective agreements.  Notwithstanding the foregoing, Purchaser’s other forms of security, including without limitation the Amended and Restated Guaranty of Hunter Bates and Gregory Gold, shall continue in full force and effect except as expressly set forth herein.

6.           Modification and Issuance of Warrants.  In consideration of Purchaser’s agreement to enter into the amendments set forth herein:

a.           Issuer hereby agrees to modify the Warrants to reduce the Exercise Price (as defined in the respective Warrants) to $0.01 per share effective as of the date hereof.  At the request of Purchaser, together with delivery to Issuer of the original certificates of the Warrants, Issuer shall reissue to Purchaser modified warrant certificates reflecting the modified Exercise Prices as set forth herein.  Additionally, Issuer hereby agrees to extend the expiration date of the Second Warrant to October 28, 2013.

b.           Issuer hereby agrees to issue Purchaser a five-year warrant to purchase 1,600,000 shares of Issuer’s common stock at an exercise price of $0.01 per share.

7.           Miscellaneous.

a.           This Amendment shall be construed in connection with and as part of the Purchase Agreement, and, except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Purchase Agreement, are hereby ratified and shall be and remain in full force and effect.

b.           Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment, unless the context otherwise requires.

c.           The description headings of the various sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

d.           This Amendment shall be governed by and construed in accordance with Kansas law.

e.           This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.  Signature to this Amendment may be given by facsimile or other electronic transmission and such signatures shall be fully binding on the party sending the same.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

ISSUER:	WITS BASIN PRECIOUS MINERALS INC.,
a Minnesota corporation

	By:	/s/ Stephen D. King
	Name:	Stephen D. King
	Title:	Chief Executive Officer

PURCHASER:	CHINA GOLD, LLC,
a Kansas limited liability company

	By:	Pioneer Holdings, LLC
	Its:	Manager

		By:	/s/ C. Andrew Martin
		Name:	C. Andrew Martin
		Title:	Manager